UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Event Reported: November 8, 2011
Tufco Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-21018	39-1723477

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

PO Box 23500, Green Bay, Wisconsin	54305

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 920.336.0054
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On November 8, 2011, Tufco Technologies, Inc. (the “Company”) entered into the Third Amendment to the First Amended and Restated Credit Agreement (the “Amendment”) among Tufco, L.P., the Company, JPMorgan Chase Bank N.A., as lender, and the guarantors party thereto amending the Company’s existing Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of March 15, 2010, as previously amended. Pursuant to the Amendment, (i) the maturity date of the credit facility has been extended until January 31, 2013, (ii) the financial covenant requiring the maintenance of specified minimum levels of Consolidated After Tax Net Income (as defined therein) in fiscal years 2011 and 2012 has been modified and (iii) a covenant requiring the Company to pledge to the lender a first lien security interest on its accounts receivable and inventory through a separate security agreement if it does not satisfy a specified funded debt to EBITDA ratio for two consecutive quarters has been added to the Credit Agreement.
     The Third Amendment to the First Amended and Restated Credit Agreement is filed herewith as Exhibit 10.1 and the foregoing description of the Amendment is qualified in its entirety by reference to such Exhibit.
ITEM 9.01(d) FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Third Amendment to the First Amended and Restated Credit Agreement, dated November 8, 2011, among Tufco, L.P., the Company, JPMorgan Chase Bank N.A., as lender, and the guarantors party thereto.
(remainder of page intentionally left blank; signature on following page.)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUFCO TECHNOLOGIES, INC.
Dated: November 8, 2011	By:	/s/ Michael B. Wheeler
Michael B. Wheeler
Executive Vice President, Chief Financial Officer and Chief Operating Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Third Amendment to the First Amended and Restated Credit Agreement, dated November 8, 2011, among Tufco, L.P., the Company, JPMorgan Chase Bank N.A., as lender, and the guarantors party thereto.